Exhibit 10

Amendment to Rights Agreement

THIS AMENDMENT, dated as of December 12, 2008 between Comtech Telecommunications Corp., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company (the “Rights Agent”), to the Rights Agreement dated December 15, 1998 between the Company and the Rights Agent (the “Rights Agreement”).

WHEREAS, the Rights Agreement shall expire by its own terms on December 15, 2008; and

WHEREAS, the Board of Directors of the Company, after due consideration, has concluded that the continuation of the Rights Agreement is appropriate for the protection of the stockholders’ interests;

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein and in the Agreement, the parties hereto hereby agree as follows:

1.  Amendment to Agreement.  Section 1(l) of the Rights Agreement is hereby amended to read in its entirety as follows:

“1(l)  ‘Final Expiration Date’ shall mean December 15, 2009.”

2.  Continuing Force and Effect.  Except as provided in Section 1 of this Amendment, the terms, conditions and provisions of the Agreement shall remain in full force and effect, and all references to the “Agreement” therein shall mean the Agreement as amended by this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

COMTECH TELECOMMUNICATIONS CORP.
By: /s/ Michael Porcelain
Name: Michael Porcelain
Title: Senior Vice President and Chief Financial Officer
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
By: /s/ Herbert J. Lemmer
Name: Herbert J. Lemmer
Title: Vice President